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                                                                    EXHIBIT 24.2



                       GRANT PRIDECO EUROPEAN HOLDING, LLC
                               GP USA HOLDING, LLC
                           GRANT PRIDECO FINANCE, LLC

                             Secretary's Certificate

         The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of each of Grant Prideco USA, LLC, Grant Prideco European Holding, LLC, GP USA Holding, LLC and Grant Prideco Finance, LLC (each a "Company" and, collectively, the "Companies"), and that, as such, she is familiar with the facts herein certified and is duly authorized to certify the same and does hereby further certify as follows:

         Set forth below is a true and correct copy of a resolution duly adopted by the Board of Directors of each of the Companies except for Grant Prideco European Holding, LLC on November 25, 2002, and by the Board of Directors of Grant Prideco European Holding, LLC on December 13, 2002; such resolution has not been altered, amended, modified or rescinded, remains in full force and effect on the date hereof, and constitutes the only resolution of such Board of Directors with respect to the Power of Attorney.

                  RESOLVED, that the officers and managers of the Company who are required to execute the Registration Statement be, and they hereby are, and each of them hereby is, authorized to execute and deliver a power-of-attorney appointing Michael McShane, Louis A. Raspino and Philip A. Choyce each to be the attorneys-in-fact and agents with full power of substitution and resubstitution, for each of such manager and officers and in their name, place and stead, in any and all capacities, to sign any amendment(s) to the Registration Statement, including any post-effective amendments(s), to file the same with the Commission and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 18th day of February, 2003.


                                         /s/ Linda Bubacz
                                      -----------------------------
                                      Name:  Linda Bubacz
                                      Title: Secretary